INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration
Statement No. 333-49774 of Oppenheimer Select Managers on Form N-1A of our
reports dated December 20, 2002, January 22, 2003 and February 19, 2003,
appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the reference to us under the headings
"Independent Auditors" in the Statement of Additional Information and
"Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

/s/ Deloitte & Touche
---------------------
Deloitte & Touche

Denver, Colorado
March 25, 2003